Exhibit 24.1

                               POWER OF ATTORNEY


     Each person whose signature appears below authorizes James E. Perrella,
J. Frank Travis and Patricia Nachtigal, or any of them, to execute in the name of each such person who is then an officer or director of Ingersoll-Rand Company (the "Company") and to file a Registration Statement on Form S-3 relating to (i) common stock, preference stock, stock purchase contracts, stock purchase units, guarantees of trust preferred securities and debt securities of the Company, (ii) trust preferred securities of Ingersoll-Rand Financing I and (iii) trust preferred securities of Ingersoll-Rand Financing II, and any amendments thereto (and any additional Registration Statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) in each case necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statements, which amendments may make such changes in such Registration Statements as such attorney may deem appropriate.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on August 20, 1997.


     Signature                               Title


/s/ JAMES E. PERRELLA                Chairman of the Board, President, Chief
(James E. Perrella)                  Executive Officer and Director (Principal
                                     Executive Officer)

/s/ GERARD V. GERAGHTY               Vice President and Comptroller (Principal
(Gerard V. Geraghty)                 Financial and Accounting Officer)

/s/ JOSEPH P. FLANNERY               Director
(Joseph P. Flannery)

/s/ CONSTANCE J. HORNER              Director
(Constance J. Horner)

/s/ H. WILLIAM LICHTENBERGER         Director
(H. William Lichtenberger)

/s/ THEODORE E. MARTIN               Director
(Theodore E. Martin)

/s/ CEDRIC E. RITCHIE                Director
(Cedric E. Ritchie)
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/s/ ORIN R. SMITH                    Director
(Orin R. Smith)

/s/ RICHARD W. SWIFT                 Director
(Richard W. Swift)

/s/ J. FRANK TRAVIS                  Director
(J. Frank Travis)

/s/ TONY L. WHITE                    Director
(Tony L. White)